UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2006

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreements.

On August 15, 2006, International Isotopes Inc. (the "Company") granted options to purchase shares of the Company's common stock under its 2006 Equity Incentive Plan to non-employee directors of the Company as follows:

Name and Principal Positions	Number of Stock Options	Exercise Price
Christopher Grosso	2,000,000	$0.08
Dr. Ralph Richart	2,000,000	$0.08

The fair market value of the Company's common stock on August 15, 2006 was $0.08 per share.  500,000 of the shares subject to the options were vested on the grant date.  An additional 500,000 will vest on each of the 1st, 2nd and 3rd anniversary dates of the grant date.  Specific terms of the option grants are governed by a Stock Option Agreement between the Company and each non-employee director, the form of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by this reference.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

10.1

Form of Stock Option Grant Notice and Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: August 18, 2006	By: /s/ Steve T. Laflin
Name: Steve T. Laflin Title: President and Chief Financial Officer